RETENTION AGREEMENT

This Retention Agreement ("*Agreement*") is made and entered into this 5th day of January, 2007 (the "*Effective Date*"), by and among Biltmore Associates, L.L.C., an Arizona limited liability company ("*Biltmore*") and Cardinal Communications, Inc., ("*Cardinal*") and each of the other entities executing this Agreement and listed in the attached **Schedule "A"** as being a party hereto and . For the purposes of this Agreement, the parties hereto may sometimes hereinafter be referred to collectively as "*Parties*" or if reference is intended to any one of them, then "*Party*".

RECITALS:

A. Cardinal is involved in the development of real property, broadband services (telephone, television and internet) and on-demand video programming through various subsidiaries known as Cardinal Broadband, LLC ("*Broadband*"), Sovereign Partners, LLC ("*Partners*"), SovCo Holdings, LLLP ("*SovCo*"), Sovereign Companies, LLC ("*Companies*"), Lighthouse Lending, L.L.C. ("*Lighthouse*"), Sovereign Developments, LLC. ("*Developments*") and the other limited liability companies and subsidiaries identified by name on **Schedule "A"** (collectively referred to as the "*Subsidiaries*"). Cardinal and the Subsidiaries are collectively referred to herein as the "*Cardinal Companies.*"

B. Ed Garneau ("*Garneau*") is the President and Chief Executive Officer of the Cardinal and, in that capacity, has the right to exercise and has actually exercised management authority and control over each of the Subsidiaries acting on behalf of or through Cardinal and/or certain other of the Cardinal Companies.

C. Cardinal is the Manager and sole Member of Partners and sole member of Broadband.

D. The Cardinal Companies owe substantial obligations to numerous creditors, including banks and other institutions. Some of such obligations are disputed and/or unliquidated.

E. The Cardinal Companies desire to retain Biltmore to restructure, reorganize and manage the Companies.

F. Biltmore has agreed to provide such services upon the terms and conditions set forth herein, and Biltmore has agreed to contract with and make available to the Cardinal Companies, during the term of this Agreement, Vernon S. Schweigert, to act as Chief Restructuring Officer, on the terms and conditions stated herein.

G. The parties acknowledge that Biltmore and Mr. Schweigert are foregoing other business opportunities in order to perform the restructuring and management obligations contemplated by this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Engagement and Term.

1.1 The Cardinal Companies hereby retain Biltmore for the purposes, among others, of: (a) evaluating the Cardinal Companies' current positions and opportunities in connection with their businesses, assets and liabilities; (b) restructuring and reorganizing the Cardinal Companies to the extent reasonably possible; and (c) managing and operating the Cardinal Companies for the Term of this Agreement. Biltmore hereby accepts this engagement pursuant to the terms and conditions of this Agreement.

1.2 The Cardinal Companies shall deposit an amount to be determined and agreed upon by the Parties with Biltmore within 30 days after the execution of this Agreement (the "***Initial Deposit***"). The Cardinal Companies do not have the funds to pay the Initial Deposit at this time, nevertheless, Biltmore agrees to perform the services set forth in this Agreement. At such time as funds are available to Cardinal Companies the parties will agree on the amount of the Initial Deposit. The Initial Deposit shall be held by Biltmore for the benefit of the Cardinal Companies and applied to the expenses of the Cardinal Companies pursuant to this Agreement. Without limiting the generality of the forgoing, any portion of the Initial Deposit may be paid by Biltmore to retain legal counsel for any one or more of the Cardinal Companies, may be paid by Biltmore to retain legal counsel for Biltmore relating to this matter and/or may be applied to the compensation of Biltmore pursuant to Section 5 hereunder, each at Biltmore's sole discretion.

1.3 The term of this Agreement ("***Term***") shall commence as of the date hereof and, unless modified pursuant to the written agreement of the parties, shall expire on the first to occur of: (i) delivery of notice of termination of this Agreement by Biltmore or by the Board of Directors; (ii) the sale of all or substantially all of the Assets (defined below) of the Cardinal Companies; (iii) the effective date of a plan of reorganization relating to all or substantially all of the Cardinal Companies, unless such plan provides for continuation of the Term; and (iv) the restructuring services contemplated by this Agreement have been completed by Biltmore to the satisfaction of the Board of Directors.

2. Irrevocable Transfer of Control to Chief Restructuring Officer.

2.1 Each of the Cardinal Companies hereby appoints Vernon S. Schweigert as Chief Restructuring Officer. As a condition of Biltmore's agreement to enter into this Agreement, Biltmore requires that the Chief Restructuring Officer shall have absolute management control of the restructuring of each of the Cardinal Companies, subject to ordinary legal oversight and direction by Cardinal's Board of Directors, and further succeed to all powers and control formerly held by Garneau, Cardinal and/or any other of the Cardinal Companies as to each of the Subsidiaries, subject to oversight and direction by the Board of Directors. From the date of this Agreement, the Board of Directors of Cardinal, each of whom have executed this Agreement, hereby irrevocably agree that all of the existing duties, responsibilities and powers of Garneau as

to Cardinal, including those as the President and Chief Executive Officer of Cardinal, and all management authority and power Garneau, Cardinal and/or any other of the Cardinal Companies held as to or over the Subsidiaries, or as the Manager, officer, member or principle of any of the Subsidiaries, shall be assumed and are hereby assumed by Vernon S. Schweigert as Chief Restructuring Officer, subject to oversight and direction by the Board of Directors. Cardinal, Garneau and each member of the Board of Directors further agree that in this regard, Mr. Schweigert shall exercise his business judgment for the exclusive benefit of the Cardinal Companies and in furtherance thereof and shall have no duty whatsoever to Ed Garneau or any other shareholder of Cardinal, individually. Garneau further understands and agrees that he will have no further control or role in the restructuring of the of the Cardinal Companies or their assets, including any disposition thereof, except as the Cardinal Board of Directors and Biltmore shall specifically agree in writing. Nothing in this Agreement shall prevent Schweigert from seeking or enlisting the assistance of Garneau in any manner at Schweigert's sole and absolute discretion.

2.2 Schweigert's control and duties as set forth herein shall continue until terminated as set forth in Section 1.2 above.

3. Duties, Responsibilities and Authority of Biltmore.

3.1 Biltmore's duties and responsibilities shall include, at the Cardinal Companies' cost: (i) the management of staff and general operation of Cardinal and each of the Subsidiaries, including the immediate evaluation and retention (or termination), on behalf of one or more of the Cardinal Companies, of employees; (ii) the management of record retention procedures; (iii) the restructuring and reorganization of the Cardinal Companies, including supervision of all litigation, bankruptcy proceedings (if any), financing and the sale of Assets; (iv) financial oversight, including adoption and implementation of legal, accounting and bookkeeping matters as become appropriate; (v) the investigation of, and, after appropriate reporting to and direction from the Board of Directors, the pursuant and/or prosecution of any claims of any of the Cardinal Companies, including, without limitation, claims against former employees, officers, insiders, control persons or lenders; and (vi) exercising all duties, responsibilities and powers held by Ed Garneau, as President and Chief Executive Officer of Cardinal as directed by the Board of Directors at a meeting on January 2, 2007 or as otherwise agreed by Mr. Garneau and Mr. Schweigert, and all management authority and power Garneau, Cardinal and/or any other of the Cardinal Companies held as to or over the Subsidiaries, or as the Manager, officer, member or principle of any of the Subsidiaries as directed by the Board of Directors or as otherwise agreed by Mr. Garneau and Mr. Schweigert. Mr. Garneau and Cardinal hereby designate Mr. Schweigert as their authorized representative and agent to act on their behalf as to the financial and operational restructuring of the Subsidiaries. The Board of Directors of Cardinal shall remain in place, meet regularly and as necessary and exercise all of its duties, powers and the oversight of Biltmore, Mr. Schweigert and all officers of Cardinal and the Subsidiaries as may be permitted and required by all applicable laws, rules and regulations. Except as to decisions, actions and oversight reserved to the Cardinal Board of Directors by all applicable laws, rules and regulations, Biltmore has the authority, without limitation, to carry out the forgoing and perform all duties and actions contemplated by this Agreement. Biltmore hereby has the authority to negotiate, agree to and sign all necessary documents to bind Cardinal and each of the Subsidiaries as necessary for Biltmore to carry out its duties and authority under

this Agreement, including all signing authority held by Ed Garneau, as President and Chief Executive Officer of Cardinal, and all management authority and power Garneau and/or Cardinal held as to or over the Subsidiaries, or as the Manager, officer, member or principle of any of the Subsidiaries.

3.2 Biltmore shall provide, or cause to be provided for the benefit of the Cardinal Companies, at the Cardinal Companies' cost, additional third party administrative, investigatory, legal and accounting services as may, from time to time, be reasonably necessary or desirable.

3.3 Biltmore shall use its commercially reasonable best efforts and good faith in performing its duties and responsibilities under this Agreement. In addition, Biltmore, through Mr. Schweigert or any other employee, agent or attorney Biltmore may, in the exercise of its discretion, designate, shall communicate and negotiate with the Cardinal Companies' creditors.

3.4 Biltmore shall promptly provide and the Cardinal Companies will promptly pay Biltmore's monthly invoices.

4. Compensation. Amounts paid by the Cardinal Companies to Biltmore shall be credited first to the Monthly Fee as outlined below, then to reimbursement of expenses and other amounts due hereunder, and then to adequate reserves and as otherwise directed by Biltmore. Biltmore shall be entitled to fees for this engagement based upon and billed at its standard hourly rates for the time devoted to it. As stated, Vernon Schweigert will be retained by Biltmore as Chief Restructuring Officer of the Cardinal Companies. Mr. Schweigert's current hourly rate is $385 per hour. Other employees of Biltmore are billed out at slightly lower rates. In addition, Biltmore will bill for or request direct payment for disbursements or expenses that they incur, including any long-distance telephone charges, delivery or fax charges, photocopy or reproduction costs, legal expenses, filing fees and travel expenses, if any. Payment is due upon receipt of these monthly statements.

5. Reimbursement of Expenses. During the Term, the Cardinal Companies shall reimburse Biltmore for all ordinary and necessary out-of-pocket business-related expenses incurred by Biltmore on behalf of any of the Cardinal Companies. Biltmore shall maintain reasonable documentation and/or substantiation of such expenses so as to meet typically standard financial accounting auditing requirements.

6. Indemnity of Biltmore for Acts and Omissions of Cardinal and the Subsidiaries. The Cardinal Companies shall jointly and severally indemnify, hold harmless and defend Biltmore and Vern Schweigert from and against, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, whether incurred or claimed directly or indirectly, which are asserted in any form against Biltmore or Vern Schweigert and which in any way relate to, or arise as the result of Biltmore's duties and authority under this Agreement (the "***Company Indemnified Claims***"). This Indemnity shall include all costs and reasonable attorney fees. This Indemnity shall not apply to a particular Company Indemnified Claim in the event that a court of competent jurisdiction determines that the Company Indemnified Claim(s)

at issue results from conduct which would constitute cause for termination of this Agreement under Section 1.4

7. Representations and Warranties by the Cardinal Companies. As of the date of this Agreement, the Cardinal Companies represent and warrant to Biltmore as follows:

7.1 The Cardinal Companies have the legal right, power and authority to enter into and deliver this Agreement and to perform the transactions contemplated with respect to it hereby;

7.2 This Agreement has been duly executed and delivered by the Cardinal Companies and constitutes their legal, valid and binding obligation enforceable against them in accordance with the terms hereof, subject to the laws of creditors rights and bankruptcy, in general, as may be applicable hereto; and

7.3 Neither execution and delivery of this Agreement nor performance by any of them of the transactions contemplated hereby nor compliance by any of them with any provision hereof will conflict with or violate or constitute a default under or a breach of (i) their respective articles of incorporation, by-laws or other organizational documents, (ii) any provision of applicable law, the violation of which would adversely affect in any material respect the transactions contemplated hereby, or (iii) any judgment, decree, writ, injunction or order of any court or administrative or governmental authority or any arbitration board to which any of them is a party or by which any of them or any of their properties or assets are bound.

8. Representations and Warranties by Garneau. Garneau represents and warrants to Biltmore that the recitals to this Agreement, hereby incorporated by reference, are true and correct as of the date of this Agreement.

9. Unenforceability. Unenforceability for any reason of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement; provided, however, that in lieu of such unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such unenforceable provision as may be possible and be enforceable.

10. Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

11. Cooperation. The Parties to this Agreement shall cooperate with each other to execute and deliver such instruments and documents and take such actions as may be required, or as a Party may reasonably deem desirable, to effectuate the provisions and intent of this Agreement.

12. Non-Waiver. Failure of any party to exercise any right hereunder or to enforce any breach hereof shall not operate as a waiver of such right or breach, or of any other right or breach.

13. Entire Agreement. This Agreement represents the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties concerning the same. No provision of this Agreement shall be waived, altered or otherwise amended except pursuant to an instrument in writing signed by the party to be charged.

14. Attorneys' Fees. In the event suit is brought or an attorney is retained by any Party to this Agreement to enforce the terms of this Agreement or to collect for the breach hereof or for the interpretation of any provision herein in dispute, the prevailing party shall be entitled to recover, in addition to any other remedy, reasonable attorneys' fees, court costs, costs of investigation and other related expenses incurred in connection therewith. If suit is commenced, attorneys' fees and taxable costs shall be fixed by the court.

15. Construction and Interpretation. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been, or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Agreement.

16. Beneficiaries; Enforcement. This Agreement is intended solely for the benefit of the Parties hereto and shall not be construed to bestow any interests in or enforceable rights on any third party.

17. Binding Effect. This Agreement is personal in nature and may not be assigned by any Party hereto without the prior written consent of the other Parties, except that the rights and obligations of the Cardinal Companies may be assigned in connection with the sale or transfer of the assets or stock of the Cardinal Companies. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the heirs, administrators, representatives and permitted assigns of the Parties hereto.

18. Capacity. Each person signing below represents and warrants that he/she is fully authorized to execute and deliver this Agreement in the capacity set forth beneath his/her signature.

WITNESS WHEREOF, each of the parties hereto have executed this Agreement on the ___th day of January, 2007.

BILTMORE:

BILTMORE ASSOCIATES, L.L.C.,
an Arizona limited liability company

By: ______________________ January 31, 2007
Vernon S. Schweigert, (date)
Managing Member

GARNEAU:

______________________ January 5th, 2007
(date)

CARDINAL:

CARDINAL COMMUNICATIONS, INC.
a Nevada corporation

By: ______________________ January 5th, 2007
Ed Garneau, Chief (date)
Executive Officer

THE SUBSIDIARIES:

SOVEREIGN PARTNERS, LLC,
a Colorado limited liability company

By: ______________________ January 5th, 2007
Ed Garneau (date)
LLC Manager

324260.1

SOVCO HOLDINGS, LLLP
a Colorado limited liability limited partnership

By: ______________________ January 5th, 2007
Ed Garneau, (date)
General Partner

SOVEREIGN DEVELOPMENTS, LLC,
a Colorado limited liability company

By: ______________________ January 5th, 2007
Ed Garneau, (date)
LLC Manager

SOVEREIGN COMPANIES, LLC,
a Colorado limited liability company

By: ______________________ January 5th, 2007
Ed Garneau,, (date)
LLC Manager

LIGHTHOUSE LENDING, LLC,
a Colorado limited liability company

By: ______________________ January 5th, 2007
Ed Garneau, (date)
LLC Manager

CARDINAL BROADBAND, LLC,
a Colorado limited liability company

By: ______________________ January 5th, 2007
Ed Garneau, (date)
LLC Manager